EXHIBIT 23.3

                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 8, 1996, included in the Joint Proxy Statement of Graham-Field Health Products, Inc. and Everest & Jennings International Ltd. that is made a part of the Registration Statement (Form S-4) and Prospectus of Graham-Field Health Products, Inc. for the registration of up to 8,905,691 shares of the common stock of Graham-Field Health Products, Inc.


/s/ ERNST & YOUNG LLP



Melville, New York
October 17, 1996